As filed with the Securities and Exchange Commission on September 28, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1406262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5501 South Broadband Lane

Sioux Falls, South Dakota 57108

Telephone: (605) 782-1767

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Glen W. Herrick

Executive Vice President and Chief Financial Officer

Meta Financial Group, Inc.

5501 South Broadband Lane
Sioux Falls, South Dakota 57108

Telephone: (605) 782-1767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory F. Parisi, Esq.

Troutman Pepper Hamilton Sanders LLP

401 9th Street, N.W.

Washington, D.C. 20004
Telephone: (202) 274-2950

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Debt Securities(4)
Common Stock, par value $0.01 per share
Nonvoting Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(5)
Purchase Contracts
Units(6)
Warrants

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)	An indeterminate amount of securities are being registered as may from time to time be offered and sold at indeterminate prices by the Registrant or by one or more selling security holders to be identified in the future.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant hereby defers payment of the registration fee required in connection with this registration statement. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go” registration fees in accordance with Rule 456(b).

(4)	This registration statement covers senior and subordinated debt securities.

(5)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

PROSPECTUS

META FINANCIAL GROUP, INC.

Debt Securities

Common Stock

Nonvoting Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

By this prospectus, we or one or more selling securityholders to be identified in the future may offer the securities listed above in one or more offerings from time to time.

When we or any selling securityholder offers securities, we or they will provide you with a prospectus supplement describing the specific terms of the securities, including the price. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “CASH.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2021.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained herein and in any accompanying prospectus supplement is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we or a selling securityholder may sell, either separately or together, common stock, nonvoting common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.

Each time we or a selling securityholder sells securities, we or they will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Meta Financial Group,” “Meta,” “we,” “us” and “our” are to Meta Financial Group, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, nonvoting common stock, preferred stock, depository shares, purchase contracts, units, and warrants collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “CASH”, those materials can also be inspected and copied at the offices of that organization.

Whenever a document is summarized in this prospectus, that summary is qualified in its entirety by the actual document. You should refer to the exhibits that form a part of the registration statement for a copy of any such document.

Our filings, including the registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference,” are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. Our SEC file number is 000-22140. Our SEC filings are also available at no cost on our website at https://www.metafinancialgroup.com, as soon as reasonably practicable after we file such documents with the SEC.

You can also obtain any of the documents incorporated by reference from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at:

Meta Financial Group, Inc.

5501 South Broadband Lane

Sioux Falls, South Dakota 57108

(605) 782-1767
Attn: Glen W. Herrick, Executive Vice President and Chief Financial Officer

THE INFORMATION ON OUR WEBSITE IS NOT A PROSPECTUS

AND IS NOT INCLUDED IN, NOR IS IT A PART OF,

THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 30, 2020 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2021 annual meeting of stockholders, which was filed on February 23, 2021);

•	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 8, 2021, for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 2, 2021;

•	our Current Reports on Form 8-K filed with the SEC on November 16, 2020, November 19, 2020, November 25, 2020, December 17, 2020, January 4, 2021, February 24, 2021, February 25, 2021, March 22, 2021, May 3, 2021, May 17, 2021, May 20, 2021, August 26, 2021 and September 7, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed furnished and not filed); and

•	the description of our capital stock, par value $0.01 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 26, 2019.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the offered securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information included or incorporated by reference in it are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will,” “would” or similar statements or variations of such words and other similar expressions. All statements other than historical fact are “forward-looking statements” within the meaning of the Reform Act, including statements that are related to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions that are not historical facts.

These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, those described in “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and any report subsequently filed with the SEC. Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT META FINANCIAL GROUP, INC.

Meta is a Delaware corporation and registered bank holding company. Meta’s principal assets are all the issued and outstanding shares of MetaBank, National Association, a national bank (the “Bank”).

The Bank is a wholly-owned full-service banking subsidiary of Meta and operates through three reportable segments: (1) Consumer, (2) Commercial, and (3)  Corporate Services/Other. The diagram below reflects our divisions and how they fall within our segment structure. We work with high-value niche industries, strategic-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. We tailor solutions for bank and non-bank businesses, and provide a focused collaborative approach.

The business of the Bank primarily consists of attracting deposits and investing those funds in its loan and lease portfolios, along with providing prepaid cards and other financial products and solutions to business and consumer customers. In addition to originating loans and leases, the Bank also occasionally contracts to sell loans, such as tax refund advance loans, consumer credit product loans, and government guaranteed loans, to third party buyers. The Bank also sells and purchases loan participations from time to time to and from other financial institutions, as well as mortgage-backed securities and other investments permissible under applicable regulations.

In addition to its lending and deposit gathering activities, the Bank issues prepaid cards, offers innovative consumer credit products, sponsors automated teller machines in various debit networks, and offers tax refund-transfer services and other payment industry products and services. Through its activities, the Meta Payment Systems division generates both fee income and low-cost deposits for the Bank.

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “CASH.” Our principal executive offices are located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108. Our telephone number is (605) 782-1767. Our website is www.metafinancialgroup.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2020, March 31, 2021, and June 30, 2021, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	redeeming outstanding securities;

•	funding investments in, or extensions of credit to, our banking subsidiary and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business;

•	investments at the holding company level; and

•	working capital.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	nonvoting common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary bank. As a result, claims of holders of debt securities of the holding company will generally have a junior position to claims of creditors of the Bank.

In addition, our right to participate as a stockholder in any distribution of assets of our subsidiary (and thus the ability of holders of our debt securities to benefit from such distribution as our creditors) is junior to creditors of such subsidiary, including depositors of the Bank.

The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which the debt securities may be convertible into other securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•	direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•	there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock, which includes both voting common stock and nonvoting common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL” or “Delaware Law”) because they, and not the summary, define the rights of holders of shares of our common stock.

Authorized Capital Stock

The Company’s authorized capital stock consists of 90,000,000 shares of common stock, par value $.01 per share, 3,000,000 shares of nonvoting common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Dividends

The Company’s board of directors, or an authorized committee thereof, has the power to declare dividends from time to time as permitted by applicable law. Subject to limitations under the laws of the State of Delaware and preferences that may apply to outstanding shares of Company preferred stock, if any, holders of Company common stock are entitled to receive ratably dividends declared by the board of directors out of funds legally available therefor. The ability to pay dividends depends on the amount of dividends paid to the Company by the Bank, as a wholly-owned subsidiary of the Company. As further described in Part I, Item 1 “Business-Regulation and Supervision-Bank Regulation and Supervision-Limitations on Dividends and Other Capital Distributions” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company’s payment of dividends, and the Bank’s payment of dividends to the Company, are subject to government regulation, in that regulatory authorities may invoke their authority to prohibit banks and their holding companies from paying dividends for a number of reasons, including, for example, a determination that such payments would constitute an unsafe or unsound banking practice or a determination that such payments would reduce the amount of either entity’s capital below that necessary to meet minimum applicable regulatory capital requirements.

Voting

Except with respect to the nonvoting common stock, each holder of Company common stock is entitled to one vote for each share held on all matters voted upon by the Company’s stockholders, subject to the restrictions on acquisitions of stock and related takeover defensive provisions set forth in the Company’s certificate of incorporation and bylaws summarized below.

Board of Directors

Our certificate of incorporation provides that the board of directors is divided into three classes of directors as nearly equal in number as possible, with each class being elected to a staggered three-year term. The division of the board of directors into three classes with staggered terms may delay or prevent a change of the Company’s management or a change in control of the Company. Prior to the expiration of the applicable three-year term, directors may be removed by Company stockholders only for cause and with the affirmative vote of 75% of the shares of stock eligible to vote on such removal, and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers. Holders of shares of Company common stock do not have the right to cumulate their votes in the election of directors.

Liquidation or Dissolution

In the event of the liquidation or dissolution of the Company, the holders of Company common stock are entitled to receive, after payment or provision for payment of all of the Company’s debts and liabilities (including all deposits held by MetaBank and accrued interest thereon) and after the distribution to certain eligible account holders who continue their deposit accounts at MetaBank, all assets of the Company available for distribution, in cash or in kind.

If the Company issues preferred stock, the holders thereof may have a priority interest over the holders of Company common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption

Holders of Company common stock are not entitled to preemptive rights with respect to any shares of Company common stock that may be issued. Company common stock is not subject to call for redemption, and each outstanding share of Company common stock is fully paid and nonassessable.

Certain Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions

The following discussion is a general summary of certain material provisions in our certificate of incorporation and bylaws and certain provisions of the DGCL, which provisions, together with certain of the provisions summarized elsewhere in this prospectus, may be deemed to have “anti-takeover” effects and could potentially discourage or even prevent a bid for the Company, which might otherwise result in stockholders receiving a premium for their stock.

Our certificate of incorporation:

•	provides that the size of the board of directors may be increased or decreased only by a majority vote of the board of directors, and any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Our bylaws impose certain advance notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

•	establishes that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our certificate of incorporation further provides that a special meeting of the Company’s stockholders may be called only pursuant to a resolution adopted by a majority of the board of directors.

•	provides that any holder of shares of Company common stock that beneficially owns in excess of 10% of the then-outstanding shares of Company common stock (the “Limit”) is permitted to cast a number of votes equal to (1) the total number of votes such person would be entitled to cast with respect to all Meta shares owned by such person, multiplied by (2) a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

•	requires that amendments to our certificate of incorporation be approved by a majority vote of the board of directors and also by a majority of the outstanding shares of voting common stock; except that approval by at least 75% of the outstanding shares of voting common stock is generally required to approve amendments to certain provisions included in our certificate of incorporation (including provisions relating to number, classification, election and removal of directors; amendment of bylaws; calling special stockholder meetings; offers to acquire, and acquisitions of, control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in our certificate of incorporation).

•	provides that purchases by the Company of any of the Company’s equity securities traded on a public exchange or system from a 5% or more stockholder must be approved by at least 75% of the total number of outstanding shares of voting common stock (excluding any shares held by the proposed selling stockholder), unless such purchase is made (1) in connection with a tender or exchange offer applicable to all holders of the same securities, (2) under an open market purchase program approved by a majority of the disinterested directors of the Company, or (3) at no more than the market price and with the approval of a majority of the Company’s disinterested directors.

•	requires that certain business combinations (as defined in our certificate of incorporation) between the Company (or any majority-owned subsidiary thereof) and a 10% or more stockholder either (1) be approved by at least 75% of the total number of outstanding shares of voting common stock, voting as a single class, (2) be approved by a majority of the Company’s disinterested directors or (3) involve consideration per share of stock generally equal to that paid by such 10% stockholder when it acquired its block of stock.

In addition to the provisions contained in our certificate of incorporation and the bylaws, the Company has not opted out of the requirements of Section 203 of the DGCL, which provides that the Company is prohibited from engaging in a business combination with a person or group of affiliates owning at least fifteen percent of the voting power of the Company (an “interested stockholder”) for a period of three years after such interested stockholder became an interested stockholder unless (a) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at an annual or special meeting of the Company’s stockholders.

NASDAQ Global Select Market Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CASH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 211 Quality Circle, Suite 210, College Station, Texas 77845

DESCRIPTION OF PREFERRED STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $.01 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be exhaustive and may not contain all the information that is important to you . You should refer to the applicable provision of our certificate of incorporation, as amended, and our amended and restated bylaws, as amended, and to the DGCL for a complete statement of the terms and rights of our preferred stock. You should carefully consider the actual provisions of our certificate of incorporation, as amended, and our amended and restated bylaws, as amended, as well as relevant portions of the DGCL.

Under our certificate of incorporation, as amended, we are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.01 per share. As of September 28, 2021, no shares of preferred stock were issued and outstanding.

Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation, as amended, and our amended and restated bylaws. You should carefully consider the actual provisions of these documents.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered under this prospectus and the applicable prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us and/or selling securityholders from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We or a selling securityholder may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by us or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we or a selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or a selling securityholder, to indemnification by us or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Troutman Pepper Hamilton Sanders LLP (Washington, DC), and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal years ended September 30, 2020 and September 30, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year ended September 30, 2018, and the related notes appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Meta Financial Group, Inc.

Debt Securities

Common Stock

Nonvoting Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

Prospectus

September 28, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Estimated fees and expenses, other than underwriting discounts and commissions, payable by Meta in connection with the issuance and distribution of the offered securities as follows:

Item	Amount
SEC registration fee	(1)(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Miscellaneous	(2)
Total	(2)

1)	Under rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.

2)	The amount of these fees and expenses is not currently determinable. The applicable prospectus supplement will set forth the estimated aggregated amount of expenses payable in respect of an offering of securities.

Item 15.	Indemnification of Officers and Directors.

Meta is a Delaware corporation. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Further, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

Article ELEVENTH of Meta’s certificate of incorporation, as amended (“Article ELEVENTH”), provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (or to any employee or agent of the Company that a majority of disinterested directors of the Company grants the rights provided by Article ELEVENTH) (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent provided by the DGCL, as amended (to the extent such amendment permits the Company to provide broader indemnification rights than such law permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith;

provided, however, that, with respect to Proceedings to enforce rights to indemnification (except suits brought under certain circumstances by the Indemnitee against the Company to recover unpaid amounts of claims), the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.

The right to indemnification conferred by Article ELEVENTH includes the right of the Indemnitee to be advanced expenses by the Company;

provided, however, that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under Article ELEVENTH or otherwise.

Article ELEVENTH also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Company has entered into indemnification agreements with certain of its directors and executive officers in addition to the indemnification provided for in its certificate of incorporation. The Company also maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

The Exhibit Index included herewith is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

*	1.1	Form of Underwriting Agreement.
	3.1	Certificate of Incorporation, as amended, filed on August 8, 2018 as an exhibit to Meta Financial Group, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, and incorporated herein by reference.
	3.2	Second Amended and Restated Bylaws, filed on June 24, 2020 as an exhibit to Meta Financial Group, Inc.’s Current Report on Form 8-K, and incorporated herein by reference.
*	4.1	Form of Certificate of Designations.
	4.2	Specimen Common Stock Certificate, filed on June 27, 2016 as an exhibit to Meta Financial Group, Inc.’s registration statement on Form S-3 (Commission File No. 333-212269), and incorporated herein by reference.
*	4.3	Specimen Nonvoting Common Stock Certificate.
*	4.4	Specimen Preferred Stock Certificate.
*	4.5	Form of Indenture for Senior Debt Securities.
*	4.6	Form of Indenture for Subordinated Debt Securities.
*	4.7	Form of Senior Debt Security.
*	4.8	Form of Subordinated Debt Security.
*	4.9	Form of Deposit Agreement for Depositary Shares, including form of Depositary Receipt.
*	4.10	Form of Warrant Agreement, including form of Warrant Certificate.
*	4.11	Form of Guarantee Agreement.
*	4.12	Form of Purchase Contract Agreement, including form of related security certificate.
*	4.13	Form of Unit Agreement.
	5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
*	8.1	Opinion of counsel as to certain federal income tax matters.
	23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included as part of Exhibit 5.1).
	23.2	Consent of Crowe LLP, an independent registered public accounting firm.
	23.3	Consent of KPMG LLP, an independent registered public accounting firm.
	24.1	Power of Attorney (included in the signature page to this Registration Statement).
*	25.1	Form T-1 of Trustee under the Senior Debt Indenture.
*	25.2	Form T-1 of Trustee under the Subordinated Debt Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on September 28, 2021.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Name:	Glen W. Herrick
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Bradley C. Hanson, Glen W. Herrick and Anthony M. Sharett, and each and any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of September 28, 2021:

Name	Title

/s/ Bradley C. Hanson	President, Chief Executive Officer
Bradley C. Hanson	(Principal Executive Officer)

/s/ Glen W. Herrick	Executive Vice President and Chief Financial Officer
Glen W. Herrick	(Principal Financial Officer)

/s/ Jennifer W. Warren	Senior Vice President and Chief Accounting Officer
Jennifer W. Warren	(Principal Accounting Officer)

/s/ Douglas J. Hajek	Director
Douglas J. Hajek

/s/ Elizabeth G. Hoople	Director
Elizabeth G. Hoople

/s/ Michael R. Kramer	Director
Michael R. Kramer

/s/ Ronald D. McCray	Director
Ronald D. McCray

/s/ Frederick V. Moore	Director
Frederick V. Moore

/s/ Becky S. Shulman	Director
Becky S. Shulman

/s/ Kendall E. Stork	Director
Kendall E. Stork

/s/ Lizabeth H. Zlatkus	Director
Lizabeth H. Zlatkus